FOR IMMEDIATE RELEASE                             CONTACT:  WILLIAM M. BRICKMAN
OCTOBER 30, 1996                                            (201) 939-3400

                               1ST BERGEN BANCORP
               ANNOUNCES OTS APPROVAL OF STOCK REPURCHASE PROGRAM

WOOD-RIDGE, NJ (OCTOBER 30, 1996) ... 1st Bergen Bancorp (NASDAQ-NMS: "FBER"), the holding company for South Bergen Savings Bank, today announced that it had received Office of Thrift Supervision ("OTS") approval to implement its proposed stock repurchase program whereby the Company will seek to repurchase up to 5% of its outstanding common stock, or 158,700 shares, by March 29, 1997. Purchases may be made in the open market or in privately negotiated transactions. 1st Bergen Bancorp currently has 3,174,000 shares outstanding.

Headquartered in Wood-Ridge, New Jersey, South Bergen Savings Bank is a federally chartered stock savings bank that conducts business from its headquarters located in Wood-Ridge, New Jersey, and from its branch offices located in East Rutherford and Wanaque, New Jersey. South Bergen Savings Bank's deposits are insured by the Savings Association Insurance Fund (SAIF) of the Federal Deposit Insurance Corporation (FDIC).

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